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                Exhibit 11 -- Computation of Earnings per share

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                                  (000's except share data)
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                                                 1999              1998              1997
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
Net income                                   $   14,004        $   12,254        $   11,080

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Weighted average basic shares
 outstanding                                  4,231,075         4,201,987         4,263,347
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Effect of stock options                          95,168           112,078            86,711
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Weighted average diluted shares               4,326,243         4,314,065         4,350,058
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Earnings per common share:
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Basic                                        $     3.31        $     2.92        $     2.60
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Diluted                                            3.24              2.84              2.55
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